Exhibit 99(b)


     THIS AGREEMENT is entered into as of November 21, 1995, between CROSSLAND FEDERAL SAVINGS BANK a federal stock savings bank with offices at 211 Montague Street, Brooklyn, New York 11201 ("Seller"); and HUDSON UNITED BANK, a New Jersey-chartered bank with offices at 1000 MacArthur Boulevard, Mahwah, New Jersey 07430 ("Purchaser").

                           WITNESSETH:

     WHEREAS, Seller and Purchaser are each engaged in the banking business in the State of New Jersey, with the deposits of Seller being insured by the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation ("FDIC") and the deposits of Purchaser being insured by the BIF;

     WHEREAS, Seller operates three (3) branch offices (the
"Branch Offices") located in the State of New Jersey, as set forth below:

          Owned Branch Offices:

          1.   Rahway Branch
               1525 Irving Street
               Rahway, Union County, New Jersey 07065

          2.   Fords Branch
               848 King George Road
               Fords, Middlesex County, New Jersey 08863

          Leased Branch Office:

          3.   Cliffside Park Branch
               761 Palisade Avenue
               Cliffside Park, Bergen County, New Jersey 07010

     WHEREAS, Purchaser has agreed, subject to the terms and conditions hereof, to assume the deposit liabilities of Seller at the foregoing Branch Offices and Seller has agreed, subject to the terms and conditions here of, to assign or convey to Purchaser all of Seller's right, title and interest as owner or tenant, as the case may be, in each Branch Office, together, in each case, with certain personal property owned by Seller and located at such Branch Off ices all as more fully provided for hereinafter;

     WHEREAS, Purchaser and Seller have each agreed to file such applications as are required by applicable federal or state laws or regulations or necessary in order for Purchaser and Seller to be legally able to consummate the transactions contemplated hereby.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties, Seller and Purchaser agree as follows:


                            ARTICLE I
                          Defined Terms

     Section 1.01. Definitions. Terms defined in the foregoing recitals shall have the meaning ascribed to them in this Agreement. In addition, the following terms used in this Agreement shall have the following meanings:

     (a) "Account Loan" shall mean a loan owned by Seller as of the Closing Date that is fully secured by a Deposit Account and any Overdraft Loan.

     (b) "Account Loan Assignment and Assumption Agreement" shall mean the Account Loan Assignment and Assumption Agreement in the form of Exhibit 1.01(b).

     (c)  "Actual Cash" shall have the meaning set forth in
Section 12.01.

     (d)  "Actual Deposits" shall have the meaning set forth in
Section 12.01.

     (e)  "Actual Loans" shall have the meaning set forth in
Section 12.01.

     (f)  "Actual Payment" shall have the meaning set forth in
Section 12.01.

     (g) "Assignment of Branch Lease and Assumption Agreement" shall mean the Assignment of Branch Lease and Assumption
Agreement in the form of Exhibit 1.01(g).

     (h) "Assignment of Service Contracts and Equipment Leases and Assumption Agreement" shall mean the Assignment of Service
Contracts and Equipment Leases and Assumption Agreement in the form of Exhibit 1.01(h).

     (i) "Banking Department" shall mean the Department of Banking of the State of New Jersey.

     (j) "Bill of Sale" shall mean the Bill of Sale in the form of Exhibit 1.01(j).

     (k) "Branch Lease" shall mean the Lease Agreement with respect to the Cliffside Park Branch.

     (l) "Branch Offices" shall mean the three (3) Branch offices as described in the second recital.

     (m) "Business Day" shall mean any day other than a Saturday, Sunday or other day on which federal or state-chartered savings banks or commercial banks located in the State of New
Jersey are authorized or required to close.

     (n)  "Cash" shall have the meaning set forth in Section
2.07.

     (o) "Closing" means the closing of the purchase of the assets and assumption of the liabilities and other transactions hereunder, which shall take place in accordance with the provisions of Article IV.

     (p) "Closing Date" shall mean the close of business on the date on which the Closing shall occur.

     (q) "Deed" shall mean a bargain and sale deed, with covenants against grantors acts, substantially in the form of
Exhibit 1.0(q).

     (r) "Deposit Accounts" shall mean the accounts maintained at the Branch Offices, evidencing the liability for the repayment of customers' Deposits.

     (s) "Deposit Assignment and Assumption Agreement" shall mean the Deposit Assignment and Assumption Agreement in the form of Exhibit 1.01(s).

     (t) "Deposit Payment Amount" shall have the meaning set forth in Section 2.02.

     (u) "Deposits" shall mean the liabilities for the payment of principal of, and accrued but previously unpaid, interest on, all deposit accounts, including, but not limited to, savings accounts, checking accounts, NOW Accounts, Super NOW Accounts, Jumbo Accounts, Individual Retirement Accounts ("IRA Accounts" or "IRAs") and Simplified Employee Pension Plan Accounts ("SEPs") that are on deposit at the Branch Offices as shown on the books of Seller as of the close of business on the Closing Date including uncollected deposits that are subsequently collected; provided, however, that for purposes of this Agreement, Deposits shall not include any Excluded Deposits.

     (v) "Designated Employees" shall have the meaning set forth in Section 11.02.

     (w) "Effective Date" shall mean the date on which this Agreement is executed by both parties.

     (x)  "Estimated Amount" shall have the meaning set forth in
Section 2.11(a).

     (y) "Excluded Assets" shall mean those assets of Seller that are not expressly included in the assets and properties to be transferred to Purchaser pursuant to this Agreement and shall include, but are not limited to, all loan assets other than Account Loans, the Excluded Deposits and the Seller's signs and logos located at or on the Branch Offices and on any of Seller's Automate Teller Machines ("ATMs") included in this sale.

     (z) "Excluded Deposits" shall mean the liabilities for the payment of principal of, and accrued, but previously unpaid, interest on, the deposit accounts identified on Schedule 1.01(z).

     (aa) "Final Settlement Date" shall have the meaning set forth in Section 12.02.

     (bb) "Initial Payment" shall have the meaning set forth in
Section 2.11(b).

     (cc) "NOW Accounts" shall mean those accounts from which withdrawals can be made by the use of negotiable orders of withdrawal, which term shall also include interest bearing negotiable order of withdrawal accounts.

     (dd) "Other Assets" shall mean (i) the leasehold improvements, furniture, fixtures, equipment and other assets (other than cash and other liquid assets) that are owned by Seller and located in or about the Branch Offices, as more particularly described in Schedule 1.01(dd), (ii) all files records, documents and instruments to the extent that they are reasonably related to this Agreement and to the transactions contemplated herein, including, but not limited to, the deposit records referenced in Sections 2.01(b) and 2.05(c), and (iii) the Service and Equipment Contracts; provided that Other Assets shall not include the Excluded Assets.

     (ee) "OTS" shall mean the Office of Thrift Supervision.

     (ff) "Overdraft Loans" shall mean all overdraft balances on Deposit Accounts whether or not incurred pursuant to a written overdraft agreement.

     (gg) "Owned Branches" shall mean the Rahway Branch and Fords
Branch

     (hh) "Premium" shall have the meaning set forth in Section
2. 02.

     (ii) "Purchase Price" shall have the meaning set forth in
Section 2.04.

     (jj) "Real Estate" shall mean the land and improvements at the Owned Branch locations, together with any appurtenant easements and rights, as described on Schedule 1.01(jj).

     (kk) "Service and Equipment Contracts" shall mean all contracts, equipment and personal property leases listed on
Schedule 1.01(kk) that Purchaser will assume from Seller pursuant to this Agreement.

     (ll) "Settlement Date" shall have the meaning set forth in
Section 12.01.

     (mm) "Transferred Assets" shall have the meaning set forth in Section 2.03.


                           ARTICLE II
                        Terms of Purchase

     Section 2.01.  Assignment and Assumption of Liabilities.

     (a) At the Closing, upon the terms and subject to the conditions set forth in this Agreement and the Deposit Assumption Agreement, Seller shall assign to Purchaser and Purchaser shall assume the liabilities of Seller for the Deposits immediately prior to the close of business on the Closing Date.

     (b) In connection with the assumption by Purchaser of the liabilities of Seller with respect to the Deposits, Seller shall transfer and deliver to Purchaser as of the Closing Date copies of pertinent records, documents and information on the premises of the Branch Offices relating to the Deposits including such materials as shall be necessary to enable Purchaser to comply with any applicable tax withholding requirements relating to the Deposits under the Internal Revenue Code of 1986, as amended, or other applicable laws. Seller shall be responsible for compliance with such applicable tax withholding requirements relating to the Deposits prior to the Closing. From and after the Closing Date, Purchaser shall assume the obligation under all such applicable tax withholding requirements and the terms of the Deposit Accounts or other agreements with the depositors thereunder that are applicable thereto.

     (c) After all regulatory approvals are obtained, but prior to the Closing Date, Seller shall prepare a letter, on Seller's stationery, in form and substance reasonably satisfactory to Purchaser, informing all account holders and depositors of the pending transfer of the Branch Offices and the Deposit Accounts and Account Loans to Purchaser.

     (d) At such time as may be required by applicable laws and regulations, but not later than three (3) Business Days following the Closing Date, Purchaser shall mail to each account holder of a checking account or NOW Account: (i) a letter prepared by Purchaser, in form satisfactory to Seller, notifying such depositor of the transfer of his or her checking account or NOW Account to Purchaser and requesting that such account holder cease writing checks or drafts against Seller's account immediately following receipt of such letter and (ii) signature cards, check order forms and replacement checks bearing Purchaser's transit and routing number and any other documents to be signed by the account holder to establish a similar account with Purchaser.

     Section 2.02. Assumption of and Payment for Deposits. In consideration for such assumption by Purchaser of liability for the Deposits, Seller shall pay to Purchaser at the Closing, an amount (the "Deposit Payment Amount") equal to one hundred (100%) percent of the Deposits less the amount of the Premium. The Premium shall be six (6%) percent of the Deposits at the Cliffside Park Branch, five (5%) percent of the deposits at the Rahway Branch and four (4%) percent of the deposits at the Fords Branch. Provided, that no Premium shall be paid on accrued interest on Deposits as to which interest is remitted to the depositors by check at the conclusion of the applicable interest period.

     Section 2.03. Purchase and Sale of Assets. At the Closing and subject to the terms and conditions herein set forth, Seller shall sell, convey, assign, transfer and deliver to Purchaser, and Purchaser shall purchase, accept and assume the rights and obligations of Seller in and to the following assets (the "Transferred Assets"):

     (a) All of Seller's right, title and interest in and to the Other Assets;

     (b) Subject to the receipt of the consent of the respective landlord thereunder to the assignment thereof, all of Seller's right, title and interest in and to the estate of tenant under the Branch Lease; and

     (c) All of Seller's right, title and interest in fee to the Real Estate.

     Section 2.04. Purchase Price for the Transferred Assets; Allocation. At the Closing, Purchaser shall, in accordance with
Section 2.11, pay to Seller in consideration for the purchase of the Transferred Assets the sum of Three Hundred Fifty Thousand and 00/100 ($350,000.00) Dollars (the "Purchase Price"), which shall be allocated among the Real Estate as follows: (i) Rahway
Branch: $215,000; and (ii) Fords Branch: $135,000.

     Purchaser and Seller agree that the Premium calculated pursuant to Section 2.02 and Purchase Price described in the preceding paragraph generally constitute the intended allocation of the consideration being paid by Purchaser to Seller under this Agreement. Purchaser and Seller acknowledge that a precise allocation cannot be determined as of the Effective Date, however, the parties agree that a final allocation shall be determined as soon as practicable after the Closing Date, which shall reflect events occurring following the Effective Date and prior to the Closing Date, including the level of Deposits as of the Closing Date, proration of real estate taxes and other closing adjustments. Purchaser and Seller agree that such final allocation of the consideration shall be set forth in an IRS Form 8594, "Asset Acquisition Statement" to be filed with their respective federal and state tax returns.

     Section 2.05.  Documents of Transfer; Books and Records
Concerning Assets;

     (a) The transfer of all property, leasehold and contractual interests to be transferred hereunder to Purchaser shall be evidenced: (i) in the case of Account Loans, by an Account Loan Assignment and Assumption Agreement substantially in the Form of
Exhibit 1.01(b); (ii) in the case of the personal property comprising part of the Other Assets, by a Bill of Sale in substantially the form of Exhibit 1.01(j); (iii) in the case of the Branch Lease, by an Assignment of Branch Lease and Assumption Agreement in substantially the form of Exhibit 1.01(g); (iv) in the case of the Service and Equipment Contracts comprising part of the Other Assets, by an Assignment of Service Contracts and Equipment Leases and Assumption Agreement substantially in the form of Exhibit 1.01(h); (v) in the case of the Deposits, by a Deposit Assignment and Assumption Agreement substantially in the Form of Exhibit 1.01(s); (vi) in the case of the Owned Branches, by separate Deeds in the form of Exhibit 1.01(q); together with such additional documents and instruments as shall, in the opinion of counsel to Seller and Purchaser, be reasonably necessary to consummate the transactions contemplated by this Agreement.

     (b) Seller will, to the extent and for so long as it is legally required to do so, maintain records relating to the Transferred Assets and Account Loans and will respond directly to a subpoena for such records.

     (c) Seller will use its best efforts to provide Purchaser with such other records or copies thereof as are reasonably required by Purchaser to facilitate the orderly conduct of the business of the Branch Offices assumed by Purchaser, and, to the extent that it is legally able to do so, will provide Purchaser, or its representatives, immediately upon the execution of this Agreement, a description of all computer file layouts of its Deposit Accounts and such other information as may be reasonably required by Purchaser's data processing servicer. On the Closing Date, Seller will provide to Purchaser a computer record in the form maintained by Seller identifying the Deposits by name, address, account number and, to the extent available, social security number.

     Section 2.06.  IRA and SEP Accounts.

     (a) Included in the Deposits are deposits of customers of the Branch Offices in IRA or SEP Accounts pursuant to which Seller is currently acting as "trustee", depository or sponsor.

     (b) Within such period prior to the Closing Date as is required by applicable law or regulation, Seller shall, at its sole cost and expense, notify the depositors who maintain such IRA or SEP as to which Seller is trustee of Seller's resignation as trustee and of Seller's appointment of Purchaser as successor trustee and the discharge and release of Seller from all liabilities as trustee, which notification shall be accompanied by all appropriate forms necessary to effect such replacement and release.

     Section 2.07.  Acquisition of Cash on Hand.

     Purchaser shall acquire from Seller, and Seller shall deliver to Purchaser all cash on hand ("Cash") at the Branch Offices, as receipted for by Purchaser's representative at such Branch Offices at the close of business on the Closing Date, and Purchaser shall pay to Seller at the Closing an amount equal to the amount of Cash at the Branch Offices. Settlement with respect to the foregoing shall be made as provided in Section 2.11.

     Section 2.08. Account Loans. At the Closing, and subject to the terms and conditions contained herein, Seller shall by the Account Loan Assignment and Assumption Agreement transfer legal title to the Account Loans to Purchaser. Such transfer is to be made without recourse, representation or warranty except as specifically set forth in this Agreement. In connection therewith, Seller shall provide to Purchaser at the Closing all available records and documents in Seller's possession relating to the Account Loans. Seller shall promptly remit to Purchaser (properly endorsed without recourse) any payments on account of the Account Loans received by Seller after the Closing Date. Settlement with respect to the foregoing shall be made as provided in Section 2.11.

     Section 2.09  Notice of Sale of Account Loans.  Within three
(3) Business Days after the Closing Date, Purchaser shall mail a letter prepared by Purchaser, in form reasonably satisfactory to Seller, to each customer whose Account Loan was acquired by Purchaser, notifying such customer that his or her Account Loan was transferred to Purchaser and requesting that such customer remit all payments on such Account Loan to Purchaser. Promptly after the Closing Date, Purchaser shall mail new payment books to such customers. The parties shall work together prior to Closing to ensure that the foregoing mailings are made on a timely basis.

     Section 2.10. Removal of Other Property. As soon as is reasonably practicable after the Closing Date, but in no event more than five (5) days thereafter, Seller will remove from the Branch Offices all of its personal property not being transferred to Purchaser, including, but not limited to, the Excluded Assets. Purchaser hereby grants to Seller the right to enter the Branch offices from time to time between the hours of 3 P.M. and 8 P.M. during such five (5) day period to remove such property.

     Section 2.11.  Settlement.  In consideration of the
assumption by Purchaser of the Deposits and the sale by Seller to Purchaser of the Account Loans, the Transferred Assets and the Cash, Seller and Purchaser shall make payments to each other at the Closing and thereafter as follows:

     (a) On or before the Closing Date, Purchaser and Seller shall agree on an amount (herein called the "Estimated Amount"), which shall be computed as the estimated Deposit Payment Amount minus: (i) the estimated outstanding principal amount plus accrued but unpaid interest on the Account Loans to be acquired by Purchaser pursuant to Section 2.08; and minus (ii) an amount equal to the estimated Cash on hand at the Branch Offices as of the close of business on the Closing Date. All computations shall be based upon balances as of a date which is not more than seven (7) days prior to the Closing Date.

     (b) At the Closing, Seller shall make a payment to Purchaser in an amount equal to the Estimated Amount less the Purchase Price to be paid by Purchaser to Seller pursuant to
Section 2.04 (the "Initial Payment"). Such Initial Payment shall be made by wire transfer of immediately available funds to an account specified in writing by Purchaser.

     (c) Attached as Exhibit 2.11 is the form of closing statement to be used to compute the Initial Payment.

     Section 2.12. Disclaimer of Warranties. Except as may be expressly provided for in this Agreement by Seller, Seller makes no representations or warranties, expressed or implied, whatsoever with regard to any asset being transferred to Purchaser or any liability or obligation being assumed by Purchaser, as such items are being transferred in an "AS IS" condition with all faults. Without limiting the foregoing, SELLER HEREBY DISCLAIMS ALL WARRANTIES, INCLUDING THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     Section 2.13. Trademarks, etc. Nothing herein shall be construed to confer upon Purchaser any right to use Seller's name, trademarks or logo. Purchaser shall at its expense remove Seller's name and logo from all Branch Offices as soon as reasonably practicable after the Closing Date. From and after and after the Closing Date, Purchaser shall, at its expense, as soon as reasonably practicable change the name on all documents and supplies to Purchaser's name.


                           ARTICLE III
      Assignment of Leases; Personal Property; Real Estate;
         Proration of Taxes, Assessments and Other Items

     Section 3.01 Lease.

     (a) Purchaser acknowledges that it has received a true copy of the Branch Lease and that it is familiar with the terms and conditions thereof. Seller shall use reasonable efforts to obtain the landlord's consent to the assignment of such Lease to Purchaser and the waiver of Landlord's rights pursuant to Section 22(c) of such Lease. Such assignment shall be made by written instrument executed by Seller and Purchaser in substantially the form of the Assignment of the Branch Lease and Assumption Agreement. In the event the landlord to the Branch Lease refuses for any reason to grant the consent and waiver referred to above, Seller shall have the right to seek a declaratory judgment from a court of competent jurisdiction ordering such assignment and waiver. In the event the landlord refuses to grant the consent and waiver referred to above and Seller does not obtain a declaratory judgment as contemplated above, the provisions of
Section 3.04 shall govern.

     Section 3.02. Personal Property. At the Closing, and subject to the terms and conditions stated herein, Seller shall transfer and assign to Purchaser all of Seller's right, title and interest in and to the improvements, furniture, fixtures, equipment and Other Assets described in Exhibit 1.01(dd), free and clear of any mortgage, pledge, security interest, lien, charge or encumbrance. Seller shall at the Closing execute and deliver a bill of sale effecting such transfer, in the form of the Bill of Sale. On the Closing Date, all personal property at the Branch Offices shall be transferred by Seller to Purchaser in the same condition as it is in as of the Effective Date, reasonable wear and tear excepted.

     Section 3.03. Proration of Taxes. Assessments and Other Items. All payments of rent, taxes, insurance, utilities and other amounts required to be paid by the lessee under the Branch Lease, all taxes and assessments on the Real Estate, all amounts advanced by Seller under the Service and Equipment Contracts listed on Schedule 1.01(kk), and the FDIC insurance premium prepaid by Seller for the next following assessment period shall be prorated between Purchaser and Seller as of the Closing Date. Real property taxes, water meter and sewer charges, and recurring assessments shall be based on actual 1995 taxes and assessments, if known, and, if not known, based on 1994 tax assessments.
There shall be no post closing re-prorations as to real property taxes. At the Closing a settlement of all such prorated items shall be made by form of payment reasonably acceptable to the party entitled to receive such payment, which settlement shall include the return to Seller of any security deposits theretofore made pursuant to the Branch Lease. Purchaser shall arrange for transfer of utility accounts to itself as of the Closing Date and shall post all required deposits, if any. Seller shall be responsible to obtain a refund of all utility account deposits and shall be entitled to retain all such refunds. In the event any item of income or expense to be prorated is not ascertainable on the Closing Date or in the event any error is made as to the proration calculation, either party shall have the right to demand appropriate adjustment and payment. However, in no event shall such a demand be made later than ninety (90) days after the Closing Date. Seller shall pay the real estate transfer taxes with respect to the conveyance of the Real Property.

     Section 3.04. Removal of Branch Lease or Real Estate. In the event that (i) the landlord of the Cliffside Park Branch refuses to grant the consent and waiver contemplated by Section
3.01 and Seller does not obtain a declaratory judgment as contemplated by Section 3.01, (ii) a Material Casualty shall occur at any Branch Office and Purchaser shall make an election pursuant to clause (i) of the third sentence of Section 5.02, or
(iii) there shall be unacceptable exceptions in a Title Commitment which shall not be removed, or Purchaser shall be unable to obtain a title commitment, and Purchaser shall make an election pursuant to clause (i) of the third sentence of the second paragraph of Section 5.07, then Purchaser shall nevertheless purchase the Deposits and Account Loans of the affected Branch Office, (x) Purchaser shall not purchase the Real Estate on which the affected Branch Office is located or shall not assume the Branch Lease, as the case may be, (y) if the affected Branch Office is the Rahway Branch, the Purchase Price shall be reduced by $215,000 and (z) if the affected Branch Office is the Ford Branch, the Purchase Price shall be reduced by $135,000.

     Section 3.05. Data Processing Conversion. Purchaser has made arrangements to convert data processing for the Deposits and the Account Loans to Purchaser's data processing system on March 1, 1996 (the "Conversion Date"). In the event that the Closing Date precedes the Conversion Date, the Seller shall continue to perform data processing services for the Deposits and the Account Loans until the Conversion Date. The Purchaser shall reimburse the Seller for its actual costs of providing said services.


                           ARTICLE IV
                           The Closing

     Section 4.01. Closing Date. The Closing hereunder shall occur on the Closing Date, which shall be a Business Day within thirty (30) days after the date on which all of the conditions set forth in this Agreement have been satisfied or waived, such date and the time for closing to be mutually agreed to by the parties. The place of Closing shall be at the offices of Seller's attorneys, Williams, Caliri, Miller & Otley, 1428 Route 23, Wayne, New Jersey. The transactions contemplated by this Agreement and the Closing shall be effective immediately prior to the close of business on the Closing Date. It is the express intention of the parties that the Closing Date will be on the first Friday which is acceptable to both parties after the receipt by the parties of all regulatory approvals (and the expiration of all required waiting periods).

     Section 4.02. Documents to be Delivered by or on Behalf of Seller.

     1.   Deed - Rahway Branch.
     2.   Deed - Fords Branch.
     3. Assignment of Branch Lease and Assumption Agreement - Cliffside Park Branch
     4. Assignment of Service Contracts and Equipment Leases and Assumption Agreement.
     5.   Deposit Assignment and Assumption Agreement
     6.   Account Loan Assignment and Assumption Agreement.
     7.   Good Standing Certificate.
     8.   Bill of Sale for personal property.
     9. Officer's Certificate concerning: (i) compliance with conditions; (ii) accuracy of representations and warranties; and
(iii) absence of litigation.
     10. Resolution of Seller's Board of Directors authorizing the transactions contemplated hereby, certified by the Secretary or an Assistant Secretary of Seller.
     11. Affidavit by the Seller, in form and substance reasonably satisfactory to the Purchaser, signed by the Seller under penalties of perjury, which affidavit shall contain: (i) the Seller' name; (ii) the Seller's U.S. Taxpayer Identification Number; (iii) the Seller's business address; and (iv) a statement that the Seller is not a foreign person" within the meaning of Sections 1445 and 7701 of the Code; that is, that the Seller is not a nonresident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined under the Code and regulations promulgated thereunder.
     12.  Legal Opinion of Seller's Counsel.
     13. Letter of Non-Applicability with respect to New Jersey Industrial Site Recovery Act.
     14. Other Documentation. Such other documents, instruments and certificates as Purchaser or its counsel may reasonably request.

     Section 4.03. Documents to be Delivered by or on behalf of Purchaser.

     1. Assignment of Branch Lease and Assumption Agreement - Cliffside Park Branch.
     2. Assignment of Service Contracts and Equipment Leases and Assumption Agreement.
     3.   Deposit Assignment and Assumption Agreement
     4.   Account Loan Assignment and Assumption Agreement.
     5.   Good Standing Certificate.
     6. Officer's Certificate concerning: (i) compliance with conditions; (ii) accuracy of representations and warranties; and
(iii) absence of litigation.
     7. Resolution of Purchaser's Board of Directors authorizing the transactions contemplated hereby, certified by the Secretary or an Assistant Secretary of Purchaser.
     8.   Legal Opinion of Purchaser's Counsel.
     9. Other Documentation. Such other documents, instruments and certificates as Seller or its counsel may reasonably request.


                            ARTICLE V
          Covenants and Agreements of the Parties

     Section 5.01.  Conduct of Business Prior to Closing.
Between the date hereof and the Closing Date:

     (a) Seller shall cause the Branch Offices to conduct their operations according to their ordinary and usual course of business and shall cause the Branch Offices to maintain their records and books of account in a manner consistent with past practices that fairly and accurately reflects their assets and liabilities, including the Deposits and Account Loans, in accordance with generally accepted accounting principles. Furthermore, Seller shall not (i) engage in any transaction related to the Branch Offices except in the ordinary course of business, other than transactions necessary in connection with the consummation of the transactions contemplated by this Agreement, or (ii) change any of its deposit account or marketing practices at the Branch Offices except as may be required, in Seller's reasonable judgment, to comply with applicable law or regulation or (iii) offer interest on Deposits at one or more Branch Offices at rates in excess of those offered on the same products as Seller's other branch offices; provided, however, that Seller may take any of such actions if it first requests in writing the consent of Purchaser thereto and Purchaser thereafter consents to such action in writing, which consent shall not be unreasonably withheld or delayed; and provided, further, that, without Purchaser's consent, Seller may take any of such actions if Seller reasonably deems any such action to be necessary due to competitive forces in the market place.

     (b) Seller shall diligently endeavor to retain all Deposit Accounts to be transferred to Purchaser hereunder and to maintain all other customer, employee and business relations at the Branch Offices, except that nothing herein shall restrict any action taken or to be taken by Seller or in the ordinary course of business with respect to the employees of the Branch Offices;

     (c) Seller shall remove any Excluded Deposits from the Branch Offices and transfer same to other branches or facilities of Seller.

     Section 5.02.  Casualty Loss to Branch Offices.

     Seller shall maintain insurance with respect to the Branch Offices and the Other Assets against losses, liabilities and risks of such types and in amounts at least equal to their respective book values. If between the Effective Date and the Closing Date, there shall occur any Material Casualty to any of the Branch Offices, Seller, in its sole discretion shall have the right to request and receive a reasonable period of time (not to exceed 60 days) to evaluate the damage and make necessary repairs to the reasonable satisfaction of Purchaser. In the event Seller elects not to make necessary repairs, Purchaser may within five
(5) Business Days following written notice of such election, elect to either (i) exclude the Real Estate on which the affected Branch Office is located, or the Branch Lease if the Cliffside Park Branch is affected, from the transaction contemplated by this Agreement, in which case the provisions of Section 3.04 shall govern or (ii) accept the affected Branch Office in its "AS IS" condition in accordance with the terms of this Agreement with no-abatement of Purchase Price in which event Seller shall assign to Purchaser at Closing, all of Seller's right, title and interest in and to any insurance claim or claims applicable to such casualty. In the event Purchaser does not timely make such election, or in the event a casualty is not a material casualty, Purchaser shall be deemed to have conclusively elected the alternative provided for in clause (ii) of the preceding sentence. The foregoing constitutes an express agreement between the parties as to the consequences of any material fire or casualty at a Branch Office prior to the Closing Date. "Material Casualty" of any Branch Office means such damages or destruction each in excess of $50,000 as to cost of repair which would result in the inability of Purchaser to occupy the Branch Office for normal banking operations.

     Section 5.03. Condition of Premises. Seller shall keep, or cause to be kept, the Branch Offices in their current condition maintenance and repair, ordinary wear and tear excepted.

     Section 5.04. Access to Branch Offices. To the extent that it is legally permitted to do so, Seller shall afford to agents and representatives of Purchaser full access, during normal business hours on reasonable advance notice, to all assets, properties, books, records and agreements of Seller relating to the Branch Offices, and Seller shall furnish such agents and representatives with all information concerning the affairs of the Branch Offices as may be reasonably requested by Purchaser; provided that Purchaser, its employees, agents and representatives, shall hold in confidence all documents and information concerning Seller and its customers furnished to Purchaser and will not disclose such documents or information except as required by law and, unless and until the transactions contemplated hereby are consummated, will not use such information for any purpose other than to prepare for the transactions contemplated hereby; and, provided further, if for any reason the transactions contemplated by this Agreement shall not be consummated, all such documents and all copies thereof shall be promptly returned to Seller. Nothing in this Section
5.04 shall be deemed to require Seller to breach any obligation of confidentiality or to reveal Seller's proprietary information, trade secrets or marketing or strategic plans.

     Section 5.05. Cooperation in Obtaining Regulatory Approvals. The parties hereto will use best efforts to obtain, and to assist and cooperate with each other in obtaining, as expeditiously as possible any regulatory approvals, acquiescence or consents required to be obtained as a condition to the lawful consummation of the transactions contemplated by this Agreement, and will proceed diligently and in good faith to prepare and file, within five (5) Business Days after the Effective Date, all necessary applications for such regulatory approvals, acquiescence and consents. Each party hereto shall bear its own expenses with respect to its applications.

     Section 5.06. Consents. Seller shall use reasonable efforts to obtain and deliver to Purchaser all consents (i) required in order to effect the assignment of the Service and Equipment Contracts to be assumed by Purchaser pursuant to this Agreement and (ii) from the landlord with respect to the assignment, pursuant to this Agreement, of the Branch Lease.

     Section 5.07 Title. Title to the Real Estate shall be good, marketable and insurable at regular rates by a title insurance company licensed to do business in the State of New Jersey (hereinafter referred to as the "Title Company"), free and clear of all liens, encumbrances and tenancies at the time of closing, except for the following:

     A. Easements and restrictions of record, provided they do not render title unmarketable and do not interfere with the use and enjoyment of the Real Estate for a retail banking branch (the
"Intended Purpose").

     B. The state of facts shown on an accurate survey, provided such facts do not render the title unmarketable or interfere with the use and enjoyment of the Real Estate for its Intended Purpose.

     C. Zoning and building regulations, ordinances and requirements as adopted by any authority having jurisdiction which relates to the Real Estate.

     D. Standard exceptions appearing in an ALTA owner's policy.

     Purchaser agrees immediately upon execution of this Agreement, to order separate examinations and commitments to insure title to the Real Estate at the Rahway Branch and the Real Estate at the Fords Branch from the Title Company (the "Title Commitments") and shall on or before forty-five (45) days from the date hereof, furnish copies of the Title Commitments to Seller's attorneys, together with separate written notice advising Seller as to those title exceptions set forth in the Title Commitments which Purchaser requires to be removed consistent with this Section in order for title to the Real Estate to be acceptable to Purchaser. Thereupon, Seller may elect, but shall not be obligated except as hereinafter set forth, to take such steps or procedures as may be necessary to remove the exceptions in the Title Commitments listed by Purchaser as unacceptable. In the event that Seller elects not to take such steps or procedures or fails or is unable, within thirty (30) days from receipt of the Purchaser's notice to remove such unacceptable exceptions, or if Purchaser is unable after a good faith effort to produce either Title Commitment within forth-five (45) days, then Purchaser shall have the option either: (i) to exclude the Real Estate at the Rahway Branch or the Real Estate at the Fords Branch, as the case may be, by notice to said effect and thereupon the Real Estate at the affected Branch Office shall be excluded from the transaction contemplated by this Agreement, in which case the provisions of
Section 3.04 shall govern; or (ii) to accept such title to the Real Estate as Seller is able to convey as of the latter of the date of this Agreement or the date of the Title Commitment, without any diminution in purchase price.

     In the event that (a) either or both Title Commitments are timely delivered to Seller and contain no such unacceptable exceptions; (b) either or both Title Commitments are timely delivered to Seller together with the separate notice setting forth Purchaser's objections to title and Seller removes said unacceptable exceptions within the said thirty (30) day period provided for hereunder; or (c) Purchaser fails to deliver either or both Title Commitments together with separate written notice to terminate on or before forty-five (45) days from the date hereof, then, as to the Real Estate to which such Title Commitment or Title Commitments pertains, the requirements of this Section 5.07 shall be deemed to have been fully satisfied and any right of Purchaser to raise any objection to the title of Seller as it exists on the latter of the date of this Agreement or the date of such Title Commitment (if it has been issued and delivered to Seller) shall be conclusively deemed to have been waived.

     In the event that a Title Commitment reveals money encum-brances against the Real Estate or any encumbrance which can be cured by a sum certain, such encumbrances shall be satisfied by the Seller prior to the Closing, or in lieu thereof, at Seller's option, Purchaser may apply such portion of the purchase consideration to become due and payable at the Closing against such liens as is necessary to satisfy them, and shall be entitled to deduct the thereof paid from the balance due and owing to Seller at the Closing, or (ii) provided security satisfactory to the Title Company in order for it to remove exception in the Title Commitment to such encumbrances. Provided, that Seller shall not be required to remove money encumbrances exceeding $215,000 with respect to the Real Estate at the Rahway Branch or $135,000 with respect to the Real Estate at the Fords Branch.


                           ARTICLE VI
 Representations and Warranties of Seller; Seller's Indemnities

     Section 6.01. Representations and Warranties. In order to induce Purchaser to enter into this Agreement, Seller hereby represents, warrants and agrees as follows:

     (a) Seller is a stock federal savings bank duly organized, validly existing and in good standing under the laws of the United States of America. Seller is authorized to transact a thrift institution business and has all requisite corporate power and corporate authority and all bank regulatory authorization and approvals to conduct the banking business of the Branch Offices as presently conducted, other than such authorizations, approvals and orders the lack of which would not have a material adverse effect on the banking business of the Branch Offices. Seller has all necessary corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, except that it does not have, as of the Effective Date, all regulatory approvals necessary to carry out the transactions contemplated by this Agreement.

     (b) This Agreement has been, and on the Closing Date all other documents to be delivered by Seller pursuant to this Agreement shall be, duly authorized, executed and delivered by Seller, and this Agreement constitutes a valid and binding obligation of Seller, enforceable as against Seller in accordance with its terms.

     (c) Seller has conducted and is conducting the banking business of the Branch Offices in material compliance with all applicable Federal and State banking laws and regulations including, without limitation, all regulations and orders of the OTS and the FDIC and all Federal and State tax laws and regulations.

     (d) Except for matters disclosed on Schedule 6.01(d), there are no actions, proceedings or investigations pending or, to the best knowledge of Seller, threatened against or affecting Seller or any of its subsidiaries before any court or arbitrator or any governmental body, agency or official (i) which, if decided adversely to Seller, would materially adversely affect the banking business of the Branch Offices, would have or may have a material adverse impact on Seller's obtaining the regulatory approvals and consents Seller is required to obtain as a condition to the lawful consummation of the transactions contemplated by this Agreement or that would materially adversely affect the ability of Seller to perform its obligations under this Agreement or which in any manner question the validity of this Agreement or (ii) which relate to any of the Deposit Accounts.

     (e) Seller is not aware of any non-compliance with any applicable Federal or State laws, regulations or orders, or of any actions, proceedings, or investigations pending, or to the best knowledge of Seller, threatened against or affecting Seller or any of its subsidiaries which would serve as a basis for disapproval of the transactions contemplated by this Agreement by the OTS or any other regulatory authority.

     (f) No consent, waiver, approval or other authorization of, or registration, declaration or filing with, any court, govern-mental agency, commission or any other entity is required for the valid execution and delivery by Seller of this Agreement, or for the validity or enforceability of this Agreement against Seller or for the payment of any amounts by Seller hereunder, other than the regulatory approvals and consents contemplated by this Agreement. Without limiting the generality of the foregoing, the consent of Republic National Bank of New York to the transaction contemplated by this Agreement is either not required or has been obtained.

     (g) The execution and delivery of this Agreement and, subject to obtaining the regulatory approvals contemplated by this Agreement, the consummation of the transactions herein contemplated will not result in a breach or violation of (i) a law or governmental rule or regulation applicable to Seller no in effect; (ii) any provision of the charter or by-laws of Seller; or (iii) any judgment, order or decree applicable to Seller of any court administrative agency or other governmental authority, or of any agreement or instrument to which Seller is a party or by which it is bound, or result in acceleration of any obligation of Seller.

          (h) No material default exists in the due performance and observance by Seller of any material term, covenant or condition of any material agreement to which Seller is a party, and no other party to any such agreement has instituted or threatened any action or proceeding wherein Seller would or might be alleged to be in default thereunder, where such default would have or may have a material adverse impact on Seller's obtaining the regulatory approvals and consents Seller is required to obtain as a condition to the lawful consummation of the transactions contemplated by this Agreement or that would materially adverse affect the ability of Seller to perform its obligations under this Agreement.

     (i) Except as specifically provided for herein, Seller is not subject to any charter, by-law, indenture, mortgage, lien, lease, agreement, instrument, order, judgment, decree or other restriction that would prevent consummation of the transactions contemplated hereby.

     (j) Seller is the owner of the estate of tenant under the Branch Lease, which constitutes a valid and binding lease between the Seller and the lessor, enforceable by Seller in accordance with its terms. Seller has not received notice of and is not aware of any material breach by it of the Branch Lease which ha not been cubed. Seller further warrants that it has legal and equitable title or a valid lease with respect to the Other Assets and the Account Loans, and that the interest of Seller in and to the Other Assets and the Account Loans will be transferred to Purchaser free of any mortgage, encumbrance, lien, security instrument or similar restriction except as described in Schedule 1.01(dd). To the best of Seller's knowledge, there are no contracts, equipment and personal property leases that exist with respect to the Branch Offices and the Other Assets that may be assumed by the Purchaser other than the Service and Equipment Contracts listed on Schedule 1.01(kk).

     (k) Seller has not retained or otherwise engaged any broker, finder or any other person, or agreed to pay any fee or commission to any agent, broker or other person for or on account of this Agreement or the transactions contemplated hereby, for which Purchaser shall be or become liable or which shall become a lien or encumbrance on any of the assets to be assigned or transferred hereunder.

     (l) Seller has received no written or official notice of any condemnation proceedings against the whole or any part of the Transferred Assets and has no reason to believe that any agency is contemplating condemnation proceedings against the whole or any part thereof.

     (m) Seller shall, within five (5) Business Days after the Effective Date, commence, use best efforts and diligently endeavor to: (i) file a complete application with the OTS respecting this transaction and requesting approval thereof on a prompt basis and to diligently pursue approval of such application; (ii) obtain, and to cooperate with Purchaser in obtaining all other approvals, consents and permissions necessary to the consummation of the transactions contemplated by this Agreement; and (iii) cause the satisfaction of all other conditions to its obligations hereunder as promptly as practicable. A copy of such OTS application will be promptly furnished to Purchaser.

     (n) All information regarding the Deposits and the Account Loans furnished with this Agreement or to be furnished by Seller to Purchaser in connection with the transactions contemplated in this Agreement, to the best of Seller's knowledge after due inquiry, was or will be accurate and complete in all material respects as of the dates specified therein.

     (o) The Deposits have been, and will be, generated in the ordinary course of business of the Branch Offices in compliance with applicable law and regulations and will through the Closing Date be insured by the FDIC to the extent permitted by applicable law and regulations. The assignment of the Deposits by Seller to Purchaser will not reduce the Seller's total deposit base below the amount of its adjusted attributable deposit amount; for purposes hereof, the Seller's adjusted attributable deposit amount means the amount upon which Seller's Savings Association Insurance Fund ("SAIF") assessment obligation is based. The transaction contemplated hereby is not a "Conversion Transaction" as defined in 12 U.S.C. 1815(d)(2)(B) requiring FDIC approval, the insubstantial portion test does not apply to said transaction and conversion fees are not required in connection with said transaction.

     (p) The Account Loans are and will be fully assignable by Seller and generated in the ordinary course of the business of the Branch Offices in compliance with applicable law and regulations.

     (q) Any statement or certificate furnished or to be furnished by Seller to Purchaser pursuant to this Agreement or in connection with the transactions contemplated by this Agreement, to the best of Seller's knowledge, is or shall be true in all material respects and does not or will not omit to state any material fact necessary to make statements contained in this Agreement or therein not misleading.

     Section 6.02.  Seller's Indemnities.

     (a) For a period of eighteen months after the Closing Date (except as otherwise provided in clause (vi) below, Seller agrees to indemnify, hold harmless and defend Purchaser against and from any and all losses, claims, damages, costs, expenses or liabilities to which Purchaser becomes subject insofar as such losses, claims, damages, costs, expenses and liabilities (or actions in respect thereof and costs and expenses, including reasonable legal fees and disbursements incurred in connection with such actions) arise out of or are based upon the following:

          (i) Breach of any representation, warranty or covenant of Seller contained in or made pursuant to this Agreement.
          (ii) The activities and operations of the Branch Offices for all periods up to and including the Closing, including but not limited to obligations to depositors on the Deposits and borrowers on the Account Loans due to any miscalculation of interest payable or due with respect to the Deposits or Account Loans or liabilities resulting from Seller's failure to exercise reasonable care to maintain taxpayer identification information in accordance with applicable laws and regulations;
          (iii) Damages to persons or property that occur prior to or as of the Closing in or relating to the operations of the Branch Offices other than those caused by Purchaser;
          (iv) Any wrongful default under or failure to perform, on the part of Seller, prior to the Closing relating to the Deposits and the Account Loans including, but not limited to, Seller's obligations as drawee or payor bank on drafts, checks and negotiable orders of withdrawal written on Seller's check forms, or relating to fiduciary relationships that are purchased or assumed by Purchaser;
          (v) Any liability, claim or action (including the cost of defense thereof) arising under any IRA, SEP, or Money Purchase Plan of which Seller was a trustee and which account is transferred to Purchaser pursuant to this Agreement, but only with respect to any liability, claim or action arising out of or relating to any action taken or omitted to be taken by Seller prior to the Closing notwithstanding that the notice period with respect to Seller's resignation as trustee or other plan fiduciary may not have expired by the Closing Date.
          (vi) Seller shall indemnify Purchaser against any BIF entrance fees, SAIF exit fees and SAIF premiums and assessments (to the extent they exceed BIF premiums and assessments) incurred with respect to the Deposits by reason of a breach of Seller's warranty in Section 6.01(o). Seller's obligation to indemnify contained in this clause (vi) shall be of no further force or effect upon the first to occur of (x) such time as Seller shall obtain a favorable ruling or advisory opinion from the FDIC, specific to the facts of the transaction contemplated by this Agreement, that the transac-tion contemplated hereby is not a "Conversion Transaction" as defined in 12 U.S.C. 1815(d)(2)(B) requiring FDIC approval, that the insubstantial portion test does not apply to said transaction and that conversion fees are not required in connection with said transaction or
                (y) the SAIF Insurance Fund is discontinued as an independent insurance fund (Seller's obligation to indemnify pursuant to this clause (vi) to include any fees or assessments arising out of such discontinuance). Any disputes arising pursuant to this clause (vi) shall be referred for resolution to an independent firm of certified public accountants of national standing reasonably acceptable to Purchaser and Seller, and Purchaser and Seller agree to be bound by the determination of said accounting firm with respect to any such matter referred to it for settlement. Purchaser and Seller agree to share equally the fees and charges of such accounting firm for services rendered by it in resolving the disputed matters referred to it by the parties hereto.

          (b) The indemnities available hereunder are conditioned upon Purchaser giving Seller written notice of any claim within thirty (30) days after the discovery or assertion thereof. Except as otherwise provided in clause (vi) of Section 6.01(a), Seller shall have no obligation to indemnify Purchaser as to any matter unless Purchaser shall give Seller written notice thereof within eighteen (18) months after the Closing Date.

          (c) In any matter covered by this Section 6.02, Seller shall be entitled to participate at Seller's own expense in the defense or, if it so elects, to assume the defense of and to settle any such claim, in which event such defense shall be conducted by counsel chosen by Seller; provided, that Seller shall not settle any claim without Purchaser's consent if such settlement involves injunctive or other equitable relief against the Purchaser or its assets, employees or business. In such event, Purchaser shall bear the expenses of any additional counsel retained by Purchaser and shall make available to Seller such books and records, and render such other assistance as Seller shall reasonably request to ensure the proper and adequate defense of such claim.

     (d)  No claim shall be made in accordance with this Section
6.02 until the gross amount of all potential such claims exceeds $10,000 and Seller's liability shall be limited to such claims in excess of $10,000; provided, that the limitation on Seller's indemnification obligations contained in this Section 6.02(d) shall not be applicable to Seller's indemnification obligation pursuant to clause (vi) of Section 6.01(a).


                           ARTICLE VII
    Representations and Warranties of Purchaser; Purchaser's
                           Indemnities

     Section 7.01. Representations and Warranties In order to induce Seller to enter into this Agreement, Purchaser hereby represents, warrants and agrees as follows:

     (a) Purchaser is a duly organized, validly existing bank in good standing under the laws of the State of New Jersey. Purchaser is authorized to transact a bank business and has all requisite corporate power and corporate authority and has all necessary authorizations, approvals and orders of and from all governmental regulatory officials and bodies to own its properties and conduct its business as presently conducted. Purchaser has all requisite corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, except that it does not have, as of the Effective Date, all regulatory approvals necessary to carry out the transactions contemplated by this Agreement.

     (b) This Agreement has been, and on the Closing Date all other documents to be delivered by Purchaser pursuant to this Agreement shall be, duly authorized, executed and delivered by Purchaser, and this Agreement constitutes a valid and binding obligation of Purchaser, enforceable as against Purchaser in accordance with its terms.

     (c) There are no actions, proceedings or investigations pending or, to the best knowledge of Purchaser, threatened against or affecting Purchaser or any of its subsidiaries before any court or arbitrator or any governmental body, agency or official which, if decided adversely to Purchaser would have or may have a material adverse impact on Purchaser's obtaining the regulatory approvals and consents Purchaser is required to obtain as a condition to the lawful consummation of the transactions contemplated by this Agreement or that would materially adversely affect the ability of Purchaser to perform its obligations under this Agreement or which in any manner question the validity of this Agreement.

     (d) Purchaser is not aware of any non-compliance with any applicable Federal or State laws, regulations or orders, or of any actions, proceedings or investigations pending, or to the best knowledge of Purchaser, threatened against or affecting Purchaser or any of its subsidiaries which would serve as a basis for disapproval of the transactions contemplated by this Agreement by the Banking Department, the FDIC or any other regulatory authority.

          (e)   No consent, waiver, approval or other
authorization of, or registration, declaration or filing with, any court, governmental agency, commission or any other entity is required for the valid execution and delivery by Purchaser of this Agreement, or for the validity or enforceability of this Agreement against Purchaser or for the payment of any amounts by Purchaser hereunder, other than the regulatory consents and approvals contemplated by this Agreement.

          (f) The execution and delivery of this Agreement and, subject to obtaining the regulatory approvals contemplated by this Agreement, the consummation of the transactions herein contemplated will not result in a breach or violation of (i) any law or governmental rule or regulation applicable to Purchaser now in effect; (ii) any provision of the charter or by-laws of Purchaser; or (iii) any judgment, order or decree applicable to Purchaser of any court, arbitrator, administrative agency or other governmental authority, or of any agreement or instrument to which Purchaser is a party or by which it is bound, or result in the acceleration of any obligation of Purchaser.

          (g) No material default exists in the due performance and observance by Purchaser of any material term, covenant or condition of any material agreement to which Purchaser is a party, and no other party to any such agreement has instituted or threatened any action or proceeding wherein Purchaser would or might be alleged to be in default thereunder, where such default would have or may have a material adverse impact on Purchaser's obtaining the regulatory approvals and consents Purchaser is required to obtain as a condition to the lawful consummation of the transactions contemplated by this Agreement or that would materially adversely affect the ability of Purchaser to perform its obligations under this Agreement.

          (h) Purchaser is not subject to any charter, by-law, indenture, mortgage, lien, lease, agreement, instrument, order, judgment, decree or other restriction that would prevent consummation of the transactions contemplated hereby.

          (i) Purchaser has not retained or otherwise engaged any broker, finder or any other person, or agreed to pay any fee or commission to any agent, broker or other person for or on account of this Agreement or the transactions contemplated hereby, for which Seller shall be or become liable.

     (j) Purchaser shall, within five (5) days after the Effective Date, commence, use best efforts and diligently endeavor to (i) fife complete applications with the Banking Department and the FDIC with respect to this transaction and requesting approval thereof on a prompt basis and to diligently pursue approval of such applications; (ii) obtain, and to cooperate with Seller in obtaining, all approvals, consents and permissions necessary to the consummation of the transactions contemplated by this Agreement; and (iii) cause the satisfaction of all other conditions to its obligations hereunder as promptly as practicable. Copies of all applications referred to herein will promptly be provided to Seller.

     (k) Purchaser will not prior to the Closing Date engage in any solicitation that is directed to the Deposit Account holders or Seller's other customers at the Branch Offices, except as contemplated by this Agreement.

     (l) Purchaser acknowledges that it has examined the Branch Lease. Purchaser agrees that it is purchasing the Branch Offices and the Other Assets in their "AS IS" condition on the Closing Date, without any representation or warranty, express or implied, by Seller with respect to the condition thereof, except as expressly set forth in this Agreement.

     Section 7.02  Purchaser's Indemnities.

     (a) Purchaser agrees to indemnify, hold harmless and defend Seller against and from any and all losses, claims, damages, costs, expenses or liabilities to which Seller becomes subject caused by the acts or omissions of persons entering the Branch Offices on behalf of Purchaser pursuant to this Agreement prior to the Closing.

     (b) Purchaser agrees to indemnify, hold harmless and defend Seller at all times from and after the Closing against and from any and all losses, claims, damages, costs, expenses or liabilities to which Seller becomes subject insofar as such losses, claims, damages, costs, expenses and liabilities (or actions in respect thereof and costs and expenses, including reasonable legal fees and disbursements incurred in connection with such actions) arise out of or are based upon the following:

          (i) Breach of any representation, warranty or covenant of Seller contained in or made pursuant to this Agreement.
          (ii) The activities and operations of the Branch Offices for all periods after the Closing, including but not limited to obligations to depositors, on the Deposits and borrowers on the Account Loans due to any miscalculation of interest payable or due with respect to the Deposits or Account Loans or liabilities resulting from Purchaser's failure to exercise reasonable care to maintain taxpayer identification information in accordance with applicable laws and regulations;
          (iii) Damages to persons or property that occur after the Closing in or relating to the operations of the Branch Offices except damages caused by the conduct of Seller in removing its property;
          (iv)  Any wrongful default under or failure to perform,
                on the part of Purchaser, after the Closing
                relating to the Deposits and the Account Loans including, but not limited to, Purchaser's obligations as drawee or payor bank on drafts, checks, and negotiable orders of withdrawal written on Purchaser's or Seller's check forms, and fiduciary relationships that are purchased or assumed by Purchaser;
          (v) Any liability, claim or action (including the cost of defense thereof) arising under an IRA, SEP, Keogh Account or Money Purchase Plan Account of which Seller was a trustee or other plan fiduciary and which is transferred to Purchaser pursuant to this Agreement (including Keogh Accounts as to which the depositor fails to appoint the Purchaser as successor trustee), but only with respect to any liability, claim or action arising out of or relating to any actions taken or omitted to be taken by Purchaser after the Closing. Purchaser's duty of indemnification shall commence at Closing Date even if any notice period with respect to Seller's resignation as trustee has not as yet expired.
          (vi) Breach of any obligation to be performed by the tenant under the Branch Lease after the Closing Date; and
          (vii) Breach of any obligation to be performed under any Service Contract or Equipment Lease after Closing Date.

     (b) The indemnities available hereunder are conditioned upon Seller giving Purchaser written notice of any claim within thirty (30) days upon the discovery or assertion thereof.

     (c) In any matter covered by this Section 7.02, Purchaser shall be entitled to participate at Purchaser's own expense in the defense or, if it so elects, to assume the defense of and to settle any such claim, in which event such defense shall be conducted by counsel chosen by Purchaser; provided, that Purchaser shall not settle any claim without Seller's consent if such settlement involves injunctive or other equitable relief against the Seller or its assets, employees or business. In such event, Seller shall bear the expenses of any additional counsel retained by Seller and shall make available to Purchaser such books and records, and render such other assistance as Purchaser shall reasonably request to ensure the proper and adequate defense of such claim.


                          ARTICLE VIII
               Conditions to Obligations of Seller

     Section 8.01.  The obligations of Seller hereunder are
subject to the satisfaction on or before the Closing Date of the following conditions, unless waived by Seller:

     (a) Compliance with Conditions. All the covenants and conditions required by this Agreement, any agreements attached as Exhibits, or any certificate or document delivered pursuant to the provisions of this Agreement to be complied with and performed by Purchaser on or before the Closing Date shall have been duly complied with and performed in all material respects.

     (b) Accuracy of Representations and Warranties. The repre-sentations and warranties made by Purchaser in this Agreement, any of the agreements attached to this Agreement as Exhibits, or any certificate or document delivered pursuant to the provisions of this Agreement or thereof or in connection with the transactions contemplated by this Agreement or thereby, shall be correct in all material respects, on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on the Closing Date.

     (c) Absence of Litigation. No action or proceeding shall have been instituted or, to the best knowledge of either party, threatened, on or before the Closing Date pertaining to the transactions contemplated hereby.

     (d) Validity of Acquisition. The form and substance of all instruments of assumption and other documents to be delivered to Seller hereunder the forms of which are not annexed hereto, shall have been approved by Seller and its counsel, such approval not to be unreasonably withheld.

     (e) Governmental Approvals. To the extent required by applicable law and regulations, the OTS, the FDIC and any other state or federal agency shall have approved the acquisition by Purchaser and disposition by Seller of the Branch Offices and the assumption by Purchaser and disposition by Seller of the Deposits, and any applicable waiting periods shall have expired, all as contemplated herein. Seller may deem this condition unfulfilled in the event a regulatory agency imposes a condition which in the reasonable good faith judgment of Seller would have a material adverse impact on the economic benefits of the transactions contemplated by this Agreement. To the extent it is permitted by applicable laws and regulations to do so, Seller shall disclose to Purchaser all communications between Seller and any regulatory authority with respect to the imposition of such condition, and the parties agree to cooperate and use best efforts to meet and work with the regulatory agency to remove or modify the condition in a manner satisfactory to the Seller. In the event that the parties are unable to so remove or modify such condition, Seller shall have the right to terminate this Agreement.

     (f) Officer's Certificate. Purchaser shall have delivered to Seller a certificate of a responsible executive officer of Purchaser, dated the Closing Date, certifying to the fulfillment of the conditions set forth in paragraphs (a) (b) and (c) of this
Section 8.01.

     (g) Opinion of Counsel to Purchaser. Seller shall have received an opinion from counsel to Purchaser, dated the Closing
Date, to the effect that:

          (1)   Purchaser is a banking corporation duly
organized, validly existing and in good standing under the laws of New Jersey and has all necessary authority (corporate and other) to enter into this Agreement and consummate the transactions contemplated hereby;

          (2) This Agreement and the Closing documents to be executed by Purchaser as provided herein, have been duly authorized, executed and delivered by Purchaser and each constitutes the valid and binding obligation of Purchaser and is enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by the availability of equitable remedies and bankruptcy, insolvency, moratoria, reorganization, fraudulent conveyance and other similar laws of general application affecting rights of creditors of banks (including the FDIC or the Resolution Trust Corporation as the conservator or receiver thereof) and by the application of general equity principles, and the execution, delivery and performance of this Agreement by Purchaser will not violate any provision of any agreement, indenture, instrument, lease, contract or other undertaking of Purchaser of which such counsel has actual knowledge.

     (3) All consents, approvals and authorizations of the Banking Department and the FDIC and any other governmental authority, if any, required to be obtained by Purchaser in connection with the consummation of the transactions contemplated by this Agreement have been obtained, and any applicable waiting periods have expired.

     In rendering the foregoing opinion, such counsel may rely as to factual matters on certificates of public officials and responsible executive officers of Purchaser, provided that such certificates are delivered concurrently with such counsel's opinion.


                           ARTICLE IX
             Conditions to Obligations of Purchaser

     Section 9.01. The obligations of Purchaser hereunder are subject to the satisfaction on or before the Closing Date of the following conditions, unless waived by Purchaser:

     (a) Compliance with Conditions. All the covenants and conditions required by this Agreement, any agreements attached as Exhibits, or any certificate or document delivered pursuant to the provisions of this Agreement to be complied with and performed by Seller on or before the Closing Date shall have been duly complied with and performed in all material respects.

     (b) Accuracy of Representations and Warranties. The representations and warranties made by Seller in this Agreement, any of the agreements attached to this Agreement as Exhibits or any certificate or document delivered pursuant to the provisions of this Agreement or thereof or in connection with the transactions contemplated by this Agreement or thereby, shall be correct in all material respects, on and as of the Closing Date, with the same force and effect as though such representations and warranties had been male on the Closing Date.

     (c) Absence of Litigation. No action or proceeding shall have been instituted or, to the best knowledge of either party, threatened, on or before the Closing Date pertaining to the transaction contemplated herein, the result of which would be materially adverse to the operation by Purchaser of any of the Branch Offices.

     (d) Validity of Acquisition. The form and substance of all instruments of transfer and other documents to be delivered to Purchaser hereunder, the forms of which are not annexed hereto shall have been approved by Purchaser and its counsel, such approval not to be unreasonably withheld.

     (e) Governmental Approvals. To the extent required by applicable laws and regulations of the Banking Department, the OTS, the FDIC and any other state or federal agency shall have approved the acquisition by Purchaser and disposition by Seller of the Branch Offices and the assumption by Purchaser and disposition by Seller of the Deposits, and any applicable waiting periods shall have expired, all as contemplated herein. Purchaser may deem this condition unfulfilled in the event a regulatory agency imposes a condition which in the reasonable good faith judgment of Purchaser would have a material adverse impact on the economic benefits of the transaction contemplated by this Agreement. To the extent it is permitted by applicable laws and regulations to do so, Purchaser shall disclose to Seller all communications between Purchaser and any regulatory authority with respect to the imposition of such conditions and the parties agree to cooperate and use best et torts to meet and word with the regulatory agency to remove or modify the condition in a manner satisfactory to the Purchaser. In the event that the parties are unable to so remove or modify such condition, Purchaser shall have the right to terminate this Agreement.

     (f) Officer's Certificate. Seller shall have delivered to Purchaser a certificate of a responsible executive officer of Seller, dated the Closing Date, certifying to the fulfillment to the conditions set forth in paragraphs (a) (b) and (c) of this
Section 9.01.

     (g) Opinion of Counsel to Seller. Purchaser shall have received an opinion from counsel to Seller, dated the Closing
Date, to the effect that:

          (1) Seller is a savings bank duly organized, validly existing and in good standing under the laws of the United States of America, is entitled to carry on its business in the Branch Offices and has all necessary authority (corporate and other) to enter into this Agreement and consummate the transactions contemplated hereby.

          (2) This Agreement and the Closing documents to be executed by Seller as provided herein, have been duly authorized, executed and delivered by Seller and each constitutes the valid and binding obligation of Seller and is enforceable against Seller in accordance with its terms, except as such enforceability may be limited by the availability of equitable remedies and bankruptcy, insolvency, moratoria, reorganization, fraudulent conveyance and other similar laws of general application affecting rights of creditors of federal savings banks (including the FDIC or the Resolution Trust Corporation as the conservator or receiver thereof) and by the application of general equity principles, and the execution, delivery and performance of this Agreement by Seller will not violate any provision of any agreement, indenture, instrument, lease, contract or other undertaking of Seller of which such counsel has actual knowledge.

          (3) All consents, approvals and authorizations of the OTS and any other governmental authority, if any, required to be obtained by Seller in connection with the consummation of the transactions contemplated by this Agreement have been obtained, and any applicable waiting periods have expired.

     In rendering the foregoing opinion, such counsel may rely as to factual matters on certificates of public officials and responsible executive officers of Seller, provided that such certificates are delivered concurrently with such counsel's opinion.


                            ARTICLE X
                           Termination

     Section 10.01 Termination. This Agreement shall terminate and be of no further force or effect, except as to the liability for breach of any material covenant, agreement, representation or warranty occurring or arising prior to the date of termination, upon the occurrence of any of the following:

     (a) The expiration of thirty (30) days after the OTS, FDIC or any other governmental agency has denied or finally refused to grant the approvals or consents required to be obtained pursuant to this Agreement, unless within said 30-day period Purchaser and Seller agree to submit or resubmit an application to or appeal the decision of the regulatory authority that denied or finally refused to grant approval thereof; or

     (b) The expiration of thirty (30) days from the date that either party has properly given notice to the other party of the notifying party's intention to terminate this Agreement either:
(1) pursuant to any provision of this Agreement giving such party the right to terminate; or (2) as a consequence of such other party's material breach or misrepresentation of any condition, warranty, representation or covenant herein; provided, however, that no such termination shall take effect if within said 30-day period the party so notified shall have fully and completely corrected the grounds for termination as specified in the aforementioned notice;

     (c) On or prior to May 31, 1996 due to the failure to satisfy or waive one or more of the conditions to Closing provided for herein; or

     Notwithstanding anything to the contrary herein contained, neither party hereto shall have the right to terminate this Agreement on account of its own breach or any immaterial breach by the other party hereto.


                           ARTICLE XI
          Cooperation; Servicing of Deposits; Employees

     Section 11.01. Cooperation. Seller and Purchaser shall cooperate with each other and use their respective best efforts to consummate the transactions contemplated herein, and each shall take all reasonable actions necessary to accomplish such transactions, including, but not limited to, the provisions of any required notices to depositors in respect of the Deposits.

     Seller shall supply Purchaser with such information and records relating to the Deposits and related assets at such times as Purchaser may reasonably request, including, but not limited to, computer tapes setting forth current account information as to all of the Deposits in machine-readable form. Following the Closing Date, Seller and Purchaser shall each continue to provide reasonable assistance to the other in effectuating an orderly transfer to Purchaser of the Deposits and related assets to be transferred hereunder and the consummation of all other transac-tions contemplated hereunder, and, in pursuance thereof, shall at any reasonable time and from time to time upon the request of the other execute and deliver such further documents, certificates, assignments, receipts, endorsements and instructions of transfer as Purchaser or Seller (as the case may be) may reasonably require to more fully consummate the transactions contemplated hereby. Purchaser shall provide to the United States Internal Revenue Service, to the extent required by law, Form 1099 and any other required forms with respect to each depositor in respect of the Deposits for the portion of the calendar year 1996 after the Closing Date.

          Section 11.02. Employees. Purchaser shall offer employment to all employees of the Rahway Branch and Fords Branch as of the Closing Date. Within fifteen (15) days after receipt of the final regulatory approvals required for the transactions contemplated by this Agreement, but not including any waiting period following such approval, Purchaser shall designate and notify Seller in writing of those employees of Seller at the Cliffside Park Branch who Purchaser wishes to employ as employees of Purchaser after the Closing Date (the Rahway and Fords employees, together with the employees of the Cliffside Park Branch who are designated by Purchaser are hereinafter collectively referred to as the "Designated Employees"). Following the Closing Date, Purchaser shall offer employment to all of the Designated Employees upon terms and conditions (including benefits) that are no less favorable than those generally afforded to Purchaser's other employees holding similar positions. All Designated Employees who accept employment with Purchaser shall be entitled to coverage under the benefit plans generally available to the Purchaser's employees (including pension and health/hospitalization) on the terms and conditions available to Purchaser's newly hired employees. Employees of Seller employed by Purchaser will not receive credit for prior employment by Seller, except that credit for prior service will be given for the sole purpose of determining whether such employees are eligible to participate in Purchaser's medical, vacation, sick leave, disability, 401(k), pension, and other employee benefit plans. No prior existing condition limitation shall be imposed with respect to any medical coverage plan of Purchaser. Seller shall not be required by Purchaser to vest any of Seller's employees who shall become employees of Purchaser on or after the Closing Date in any accrued but unvested pension benefits under Seller's Plan for Pensions, and Seller shall not be required by Purchaser to make any payment to the Purchaser or to such employees with respect thereto. Purchaser assumes no liability for any employee-related liabilities of Seller with respect to Seller's employees (and their dependents) who become employees of Purchaser on or after the Closing Date that relate to periods of employment or prior to the Closing Date, including salaries, wages, pension, incentive pay, severance benefits, vacation pay, medical benefits, disability benefits, life insurance benefits and all other benefits provided to such employees (and their dependents) by Seller under Seller's benefit programs. Purchaser understands that Seller, in accordance with Seller's standard policy, will not pay severance benefits to any of Seller's employees hired by Purchaser as described in this
Section 11.02.


                           ARTICLE XII
     Final Settlement; Transitional Processing of Items

     Section 12.01. Final Settlement. On a Business Day within thirty (30) days after the Closing Date (the "Settlement Date"), Seller shall deliver a report in writing (subject to the review and approval thereof by Purchaser) to Purchaser as to: (i) the actual aggregate principal amount of and accrued interest on the Deposits as of the Closing Date, together with any related accounts receivable and/or payable (the "Actual Deposits"); (ii) the actual principal amount of and accrued but unpaid interest as of the Closing Date on the Account Loans acquired by Purchaser pursuant to Section 2.08 (the "Actual Loans"); and (iii) the actual Cash on hand at the Branch Offices as of the Closing (the "Actual Cash"). In such report, Seller shall recalculate the Estimated Amount based on the Actual Deposits, Actual Loan and Actual Cash; the recalculated Estimated Amount is hereinafter referred to as the "Actual Payment".

     Section 12.02. Adjustment. The Business Day next following the receipt of such written report is herein called the "Final
Settlement Date." On the Final Settlement Date, the following adjustments shall be made:

          (1) in the event that-the amount of the Actual Payment is less than the Initial Payment, Purchaser shall refund to Seller, by wire transfer of same day funds and to such account as may be specified by Seller, an amount equal to the difference obtained by subtracting the amount of the Actual Payment from the Initial Payment; and

          (2)   in the event that the amount of the Actual
Payment is more than the Initial Payment, Seller shall pay to Purchaser, by wire transfer of same day funds and to such account as may be specified by Purchaser, an amount equal to the difference obtained by subtracting the amount of the Initial
Payment from the Actual Payment.

     Section 12.03. Dispute of Final Settlement. If Seller and Purchaser fail to reach agreement as to the aggregate amount of the Actual Loans or the amount of Actual Cash purchased by Purchaser from Seller or the Actual Deposits assumed by Purchaser pursuant to this Agreement, the adjustments on the Final Settlement Date shall be based on the amounts supplied by Seller; provided, however, that the matters in dispute shall be referred for resolution to an independent firm of certified public accountants of national standing reasonably acceptable to Purchaser and Seller, and Purchaser and Seller agree to be bound by the determination of said accounting firm with respect to any such matter referred to it for settlement. Purchaser and Seller agree to share equally the fees and charges of such accounting firm for services rendered by it in resolving the disputed matters referred to it by the parties hereto.

     Section 12.04. Check Processing and Reimbursements. Seller shall arrange for inclearings with respect to items drawn against the Deposit Accounts to be redirected by the Federal Reserve Bank of New York (on the basis of ABA Number) to Purchaser as of the Closing Date. Purchaser agrees to execute any necessary documents and otherwise cooperate in arranging the redirection of the inclearing of items. If, notwithstanding such redirection, any items drawn against the Deposit Accounts are presented to Seller for payment during the 60 day period following the Closing Date, Seller shall process and pay such items and Purchaser shall reimburse Seller for the amount of funds paid on such items, by wire transfer in immediately available funds, as herein provided. During said 60 calendar day period, Seller shall place all such items received for collection on Deposit Accounts into the possession of a courier (Federal Express, Purolator, etc.) for delivery to Purchaser by the morning of the following Business Day. Prior to 3:00 P.M. on the day of such receipt, Purchaser shall make payment to Seller in the aggregate amount of such items. Purchaser shall be responsible for determining if each such item delivered is properly payable. If any such item is not properly payable, Purchaser shall dishonor such item and return it to the Federal Reserve Bank for credit to Purchaser's account. Notwithstanding the foregoing, Seller shall segregate and notify Purchaser by telephone on the day the item is presented, of any item in an amount equal to or exceeding $2,500. Purchaser shall inform Seller whether any such item is properly payable, and, if it is, it shall be processed in accordance with this Section
13.3. If such item is not properly payable, Seller shall dishonor said item and return it to the Federal Reserve Bank for credit to Seller's account. After the 60 calendar day period, Seller shall not accept any such items and such items shall be returned marked "Account number not properly formatted."

     Section 12.05. Returned Items. With respect to any items that are credited to an account being transferred to Purchaser pursuant hereto on or prior to the close of business on the Closing Date that are returned unpaid after the Closing Date ("Returned Item"), and if there are sufficient funds in the account to which such Returned Item was credited or any other accounts on deposit at the Banking Offices of Purchaser standing in the name of the party liable for such Returned Item, and if Purchaser has a right of charge-back against the account to which such Returned Item was credited or a right of set-off against such other accounts in respect of the charge-back, Purchaser will debit any or all of such accounts an amount equal in the aggregate to the Returned Item and shall repay that amount to Seller, reduced, however, by the amount of the Premium, if any, attributable to such Returned Item. If the charge-backs or set-offs do not provide sufficient funds for such purposes, Purchaser will have no obligation to repay Seller the amount of such deficiency unless and until Purchaser obtains reimbursement from the party liable for the Returned Item; Purchaser will use commercially reasonable efforts to obtain such reimbursement. Notwithstanding the preceding sentence, Purchaser will be required to repay Seller if the charge-backs or set-offs do not provide sufficient funds for such purposes due to of Purchaser's negligence.

     Section 12.06. ACH Transactions. Seller shall arrange for direct pay and automated clearing house transactions related to the Deposits after the Closing Date to be redirected by the New York Automated Clearing House (on the basis of ABA number) to Purchaser as of the Closing Date. Purchaser agrees to execute any necessary documents and otherwise cooperate in arranging the redirection of such direct pay and automated clearing house transactions.

     If such redirection cannot be accomplished or if, notwith-standing such redirection, any direct pay or automated clearing house transactions related to the Deposits after the Closing Date are received by the Seller, the following provisions shall be applicable: Seller agrees that for a period of sixty (60) days following the Closing Date it will honor all direct pay and automated clearing house transactions it receives in the same manner and with the same diligence as it would have prior to the Closing Date. Seller agrees to provide Purchaser with the daily detail necessary for Purchaser to timely credit or debit the customer's account and to allow Purchaser to send Notifications of Changes. Seller and Purchaser agree to a timely net daily settlement of these transactions. At the end of such 60 day period, Seller shall discontinue accepting and forwarding ACH entries and funds and return them to the originators marked "Account Closed".

     Section 12.07.  Items in Transit.  The Purchaser shall
obtain the benefit of all items relating to or originating from the Branch Offices which are in transit as of the Closing Date.

     Section 12.08. Payments on Account Loans. Seller shall promptly remit to Purchaser (properly endorsed without recourse) all payments on account of the Account Loans received by Seller after the Closing Date.


                          ARTICLE XIII
                          Miscellaneous

     Section 13.01.  Expenses.  Except as herein otherwise
expressly provided, each party hereto shall pay its own expenses incurred in fulfilling its obligations hereunder.

     Section 13.02. Notices. Any notice or other communication required or permitted hereunder shall be sufficiently given if delivered in person or if sent by Federal Express or similar express mail service, addressed as follows:

     If to Seller:

     CrossLand Federal Savings Bank
     211 Montague Street
     Brooklyn, New York 11201
     Attention:  Ronald R. Wong
                 Executive Vice President

     with copies to:

     CrossLand Federal Savings Bank
     211 Montague Street
     Brooklyn, New York 11201
     Attention:  Kevin Patterson, Esq.,
                 Deputy General Counsel

     and

     Williams, Caliri, Miller & Otley
     1428 Route 23
     Wayne, New Jersey 07470
     Attention:  Stuart M. Geschwind, Esq.

     If to Purchaser:

     Hudson United Bank
     1000 MacArthur Boulevard
     Mahwah, NJ 07430
     Attn:  Mr. Kenneth Neilson

     with copies to:

     Hudson United Bank
     1000 MacArthur Boulevard
     Mahwah, NJ 07430
     Attn:  Lynn Van Borkulo-Nuzzo, Esq.


     Any such notice or communication, if so mailed, shall be deemed to have been given as of the Business Day next following the date mailed or, if delivered in person, shall be deemed given on the date so delivered. Notice given by any other means shall be deemed given only upon its actual receipt. Notice shall not be given via facsimile transmission ("fax"). Either party may specify a different address by giving written notice of said address to the other party.

     Section 13.03. Entire Agreement; Modifications; Waivers; Headings. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith not referred to herein. No modification or termination of this Agreement shall be valid unless executed in writing by both parties hereto, and no waiver of any provision of, breach of or default under this Agreement shall be considered binding unless executed in writing by the party granting such waiver. No waiver of any provision of thin Agreement shall be deemed or shall constitute a waiver of any other provision hereof or a waiver of any subsequent breach or default (whether or not similar) nor shall any such waiver constitute a continuing waiver. All Exhibits referred to herein shall constitute a part of this Agreement. Section, paragraph and subparagraph headings are not to be considered part of this Agreement, are for convenience and reference only, and are not to be full or accurate descriptions of the contents of any section, paragraph or subparagraph.

     Section 13.04.  Agreement Not Severable.  Except as
otherwise specified in this Agreement the transactions contemplated under this Agreement shall be consummated only in their entirety.

     Section 13.05. Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective transferees, successors and assigns, but this Agreement may not be assigned by either party without the written consent of the other. This Agreement is personal to the parties hereto and their successors and permitted assigns and is not intended for the benefit of and shall not be relied upon by any other person (including, without limitation employees of Seller) and no such person (or any other person acting on behalf of such person) shall be entitled to the benefit of or to enforce this Agreement; provided that this Agreement may be relied upon by any governmental or regulatory agency whose approval or consent is a condition to the consummation by either party of the transactions contemplated by this Agreement.

     Section 13.06.  Counterparts.  This Agreement may be
executed in one or more counterparts, all of which taken together shall constitute one instrument.

     Section 13.07.  Governing Law.  This Agreement shall be
construed and enforced in accordance with the laws of the State of New Jersey, to the extent that federal law does not control.

     Section 13.08. No Public Announcements. Neither Purchaser nor Seller shall make any public announcement regarding the transactions provided for herein without the approval of the other party; provided that, if a public announcement is required under applicable law or governmental regulation, such party may make such public announcement after giving notice to the other party. Public announcement shall include but not be limited to any voluntary discussion with or any disclosure to any reporter or other employee, agent or contributor to any publication, electronic media or similar communications medium or organization.

     Section 13.09. Attorney's Fees. In the event that either party shall bring an action, suit or other proceeding to enforce the terms and conditions of this Agreement or make available to itself any of the remedies provided under New Jersey or federal law, then the prevailing party shall be entitled to an award of the costs of such action, suit or proceeding, including reasonable attorneys' fees and expenses.

     Section 13.10. Confidentiality. Purchaser agrees that it will hold in confidence any and all "customer information," as defined in 12 C.F.R. Section 545.132(a) (4), received by it from Seller prior to the Closing, and will make use of such information only for the purpose of preparing for the consummation of the transactions contemplated hereby, and will not disclose such "customer information" to any third party, except if such disclosure is required by law pursuant to the circumstances set forth in 12 C.F.R. Section 545.132 or by any government agency in connection with its review of an application submitted by either party for approval of the transactions contemplated by this Agreement. Purchaser shall ensure that its agents and representatives comply with this provision. Purchaser further agrees that in the event this Agreement is terminated prior to consummation for any reason whatsoever, it will return to Seller all copies of such customer information that are in its possession and will not in any manner make any further use or disclosure thereof, except as may be required by applicable law.

     Section 13.11.  Time of the Essence.  The parties
acknowledge that time is of the essence with respect to the performance of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                   Seller:
                                   CROSSLAND FEDERAL SAVINGS BANK

/s/ KEVIN PATTERSON                By: /s/ RICHARD A. KRAEMER
-----------------------------          -------------------------
Attest                                 Richard A. Kraemer
VP & Asst. Secty.                      Chairman and CEO

                                   Date of Execution 11-21-95
                                                     ------------


                                   Purchaser
                                   HUDSON UNITED BANK

/s/ D. LYNN VAN BORKULO-NUZZO      By: /s/ KENNETH T. NEILSON
-----------------------------          --------------------------
Attest                                 Kenneth T. Neilson
D. Lynn Van Borkulo-Nuzzo              President and CEO
Executive Vice President and
Corporate Secretary                Date of Execution 11/21/95
                                                     ------------

                      SCHEDULES AND EXHIBITS


SCHEDULES

1.01(z)         Excluded Deposits
1.01(dd)        Other Assets
1.01(jj)        Real Estate
1.01(kk)        Service Contracts, Equipment and Personal
                Property Leases
6.01            Litigation


EXHIBITS

1.01(b)         Account Loan Assignment and Assumption Agreement
1.01(g)         Assignment of Branch Lease and Assumption
                Agreement
1.01(h)         Assignment of Service Contracts and Equipment
                Leases and Assumption Agreement
1.01(j)         Bill of Sale
1.01(q)         Deed
1.01(s)         Deposit Assignment and Assumption Agreement
2.11            Closing Statement